Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 194 to Registration Statement No. 033-26305 on Form N-1A of our report dated September 29, 2011, relating to the financial statements and financial highlights of BlackRock India Fund’s (the “Fund”), appearing in the Annual Report on Form N-CSR of the Fund for the period ended July 31, 2011. We also consent to the references to us under the headings “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

November 28, 2011